Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated November 19, 2014 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Johnson Controls, Inc.’s Annual Report on Form 10-K for the year ended September 30, 2014.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Milwaukee, Wisconsin
November 20, 2014